SUBCUSTODIAN AGREEMENT


          The undersigned custodian (the "Custodian") for the investment company identified below (the "Fund") hereby appoints on the following terms and conditions Bankers Trust Company as subcustodian (the "Subcustodian") for it and the Subcustodian hereby accepts such appointment on the following terms and conditions as of the date set forth below.
          1. Qualification. The Custodian and the Subcustodian each represents to the other and to the Fund that it is qualified to act as a custodian for a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act").
          2. Subcustody. The Subcustodian agrees to maintain a separate account and to hold segregated at all times from the Subcustodian's securities and from all other customers' secur-ities held by the Subcustodian, all the Fund's securities and evidence of rights thereto ("Fund Securities") deposited, from time to time by the Custodian with the Subcustodian. The Sub-custodian will accept, hold or dispose of and take other actions with respect to Fund Securities in accordance with the Instruc-tions of the Custodian given in the manner set forth in Section 4 and will take certain other actions as specified in Section 3.

The Subcustodian hereby waives any claim against or lien on any Fund Securities. The Subcustodian may take steps to register and continue to hold Fund Securities in the name of the Subcustodian's nominee and shall take such other steps as the Subcustodian believes necessary or appropriate to carry out efficiently the terms of this Agreement. To the extent that ownership of Fund Securities may be recorded by a book entry system maintained by any transfer agent or registrar for such Fund Securities or by Depository Trust Company, the Subcustodian may hold Fund Securities as a book entry reflecting the ownership of such Fund Securities by its nominee and need not possess certificates or any other evidence of ownership of Fund Securities.
          3. Subcustodian's Acts Without Instructions. Except as otherwise instructed pursuant to Section 4, the Subcustodian will (i) present all Fund Securities requiring presentation for any payment thereon, (ii) distribute to the Custodian cash re-ceived thereon, (iii) collect and distribute to the Custodian interest and any dividends and distributions on Fund Securities,
(iv) at the request of the Custodian, or on its behalf, execute any necessary declarations or certificates of ownership (provided by the Custodian or on its behalf) under any tax law now or hereafter in effect, (v) forward to the Custodian, or notify it by telephone of, confirmations, notices, proxies or proxy soliciting materials relating to the Fund Securities received by it as registered holder (and the Custodian agrees to forward same to the Fund), and (vi) promptly report to the Custodian any missed payment or other default upon any Fund Securities known to it as Subcustodian hereunder (the Subcustodian shall be deemed to have knowledge of any payment default on any Fund Securities in respect of which it acts as paying agent). All cash distributions from the Subcustodian to the Custodian will be in same day funds, on the same day that same day funds are received by the Subcustodian unless such distribution required instructions from the Custodian which were not timely received. Promptly after the Subcustodian is furnished with any report of its independent public accountants on an examination of its internal accounting controls and procedures for safeguarding securities held in its custody as subcustodian under this Agreement or under similar agreements, the Subcustodian will furnish a copy thereof to the
Custodian.
          4. Instructions, Other Communications. Any officer of the Custodian designated from time to time by letter to the Subcustodian, signed by the President or any Vice President and any Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Custodian, as an officer of the Custodian auth-orized to give instructions to the Subcustodian with respect to Fund Securities (an "Authorized Officer"), shall be authorized to instruct the Subcustodian as to the acceptance, holding, presentation, disposition or any other action with respect to Fund Securities from time to time by telephone, or in writing signed by such Authorized Officer and delivered by tested telex, tested computer printout or such other reasonable method as the Custodian and Subcustodian shall agree is designed to prevent unauthorized officer's instructions; provided, however, the Subcustodian is authorized to accept and act upon orders from the Custodian, whether given orally, by telephone or otherwise, which the Subcustodian reasonably believes to be given by an authorized person. The Subcustodian will promptly transmit to the Custodian all receipts and transaction confirmations in respect of Fund Securities as to which the Subcustodian has received any instructions. The Authorized Officers shall be as set forth on Exhibit A attached hereto and, as amended from time to time, made a part hereof.
          5. Liabilities. (i) The Subcustodian shall not be liable for any action taken or omitted to be taken in carrying out the terms and provision of this Agreement if done without willful malfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under this Agreement. Except as otherwise set forth herein, the Subcustodian shall have no responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to the Fund Securities (except at the instructions of the Custodian), nor for informing the Custodian with respect thereto, whether or not the Subcustodian has, or is deemed to have, knowledge of the aforesaid. The Subcustodian is under no duty to supervise or to provide investment counseling or advice to the Custodian or to the Fund relative to the purchase, sale, retention or other disposition of any Fund Securities held hereunder. The Subcustodian shall for the benefit of the Custodian and the Fund use the same care with respect to receiving, safekeeping, handling and delivery of Fund Securities as it uses in respect of its own securities.
          (ii) The Subcustodian will indemnify, defend and save harmless the Custodian and the Fund from and against all loss, liability, claims and demands incurred by the Custodian or the Fund arising out of or in connection with the Subcustodian's willful malfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under this Agreement.
          (iii) The Custodian agrees to be responsible for and indemnify the Subcustodian and any nominee in whose name the Fund Securities are registered, from and against all loss, liability, claims and demands incurred by the Subcustodian and the nominee in connection with the performance of any activity pursuant to this Agreement, done in good faith and without negligence, including any expenses, taxes or other charges which the Subcustodian is required to pay in connection therewith.
          6. Each party may terminate this Agreement at any time by not less than ten (10) business days' prior written notice. In the event that such notice is given, the Subcustodian shall make delivery of the Fund Securities held in the Subcustodian account to the Custodian or to any third party within the Borough of Manhattan, specified by the Custodian in writing within ten (10) days of receipt of the termination notice, at the Custodian's expense.
          7. All communications required or permitted to be given under this Agreement, unless otherwise agreed by the parties, shall be addressed as follows:
          (i)  to the Subcustodian:
               Bankers Trust Company
               1 Bankers Trust Plaza
               14th Floor
               New York, NY  10015

               Attention:  Barbara Walter
                           RMO Safekeeping Unit

          (ii) to the Custodian:
               The Bank of New York
               110 Washington Street
               New York, New York  10286

          8. Miscellaneous: This Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may be amended by the parties hereto in writing.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.
Dated:  September 5, 1991

                     THE BANK OF NEW YORK
                     Custodian


                     By:__________________________
                     Title:_______________________

                     As Custodian For
                     DREYFUS NEW YORK MUNICIPAL CASH
                       MANAGEMENT

                     BANKERS TRUST COMPANY
                     As Subcustodian


                     By:___________________________
                     Title:________________________

                           EXHIBIT A
                    TO SUBCUSTODIAN AGREEMENT
                    DATED:  SEPTEMBER 5, 1991


          The Authorized Officers pursuant to Section 4 of the
Agreement shall be:






__________________________    _____________________________
__________________________    _____________________________
__________________________    _____________________________
__________________________    _____________________________
__________________________    _____________________________
__________________________    _____________________________

Dated:  September 5, 1991

                              THE BANK OF NEW YORK
                              As Custodian

                              By:__________________________

                              Title:_______________________


                     SUBCUSTODIAN AGREEMENT



     The undersigned custodian (the "Custodian") for the investment companies identified in Schedule A attached (collectively, the "Funds") hereby appoints on the following terms and conditions Chemical Bank as subcustodian (the "Subcustodian") for it and the Subcustodian hereby accepts such appointment on the following terms and conditions as of the date set forth below.
     1. Qualification. The Custodian and the Subcustodian each represent to the other and to each Fund that it is qualified to act as a custodian for a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act").
     2. Subcustody. The Subcustodian agrees to hold in a separate account, segregated at all times from all other accounts maintained by the Subcustodian, all securities and evidence of rights thereto of each of the Funds (collectively, "Fund Securities") deposited, from time to time by the Custodian with the Subcustodian. The Subcustodian will accept, hold or dispose of and take such other reasonable actions with respect to Fund Securities, in addition to those specified in Section 3, in accordance with the instructions of the Custodian relating to Fund Securities given in the manner set forth in Section 4 ("Instructions"). The Subcustodian hereby waives any claim against, or lien on, any Fund Securities for any claim hereunder. Registered Fund Securities may be held in the name of the Subcustodian or its nominee. To the extent that ownership of Fund Securities may be recorded by a book entry system maintained by any transfer agent or registrar for such Fund Securities (including, but not limited to, any such system operated by the Subcustodian) or by Depository Trust Company, the Subcustodian may hold Fund Securities as a book entry reflecting the ownership of such Fund Securities by it or its nominee and need not possess certificates or any other evidence of ownership.
     3. Subcustodian's Acts Without Instructions. Except as otherwise instructed pursuant to Section 4, the Subcustodian will (i) present all Fund Securities requiring presentation for any payment thereon, (ii) distribute to the Custodian cash received thereupon, (iii) collect and distribute to the Custodian interest and any dividends and distributions on Fund Securities, (iv) forward to the Custodian all confirmations, notices, proxies or proxy soliciting materials relating to the Fund Securities received by it (and the Custodian agrees to forward same to the Fund), (v) report to the Custodian any missed payment or other default upon any Fund Securities known to it as Subcustodian hereunder, (the Subcustodian shall be deemed to have knowledge of any payment default on any Fund Securities in respect of which it acts as paying agent); all cash distributions from the Subcustodian to the Custodian will be in same day funds, on the same day funds are received by the Subcustodian unless such distribution required instructions from the Custodian which were not timely received, and (vi) at the request of the Custodian, or on its behalf, execute any necessary declarations or certificates of ownership (provided by the Custodian or on its behalf) under any tax law now or hereafter in effect. The Subcustodian will furnish to the Custodian, upon the Custodian's request, any report of the Subcustodian's independent public accountants on an examination of its internal accounting controls and procedures for safeguarding securities held in its custody for the account of others.
     4. Instructions, Other Communications. Any officer of the Custodian designated from time to time, by letter to the Subcustodian, signed by the President or any Vice President and any Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Custodian or any other officer or employee designated by the Custodian in writing, as an officer of the Custodian authorized to give Instructions to the Subcustodian with respect to Fund Securities (an "Authorized Officer") shall be authorized to instruct the Subcustodian as to the acceptance, holding, voting, presentation, disposition or any other action with respect to Fund Securities from time to time in writing signed by such Authorized Officer and delivered by hand, mail, telecopier, tested telex, tested computer printout or such other reasonable method as the Custodian and Subcustodian shall agree is designed to prevent unauthorized officer's instructions. The Subcustodian is also authorized to accept and act upon Instructions regardless of the manner in which given (whether orally, by telephone or otherwise) if the Subcustodian reasonably believes such Instructions are given by an Authorized Officer. The Subcustodian will promptly transmit to the Custodian all receipts, confirmations or other transactional evidence received by it in respect of Fund Securities as to which the Subcustodian has received any Instructions. Instructions and other communications to the Subcustodian shall be given to Chemical Bank, 55 Water Street, Room 504, New York, New York, Attention: Debt Securities Administration, Phone
(212) 820-5616 Telex:  (212) 269-8510 (or to such other address as the Subcustodian shall specify by notice to the Custodian and each of the Funds). Communications to the Custodian and the Funds shall be made at the addresses set forth below (or to such other address as the Custodian or the Fund or Funds giving such notice, shall specify by notice to the Subcustodian).
     5. The Subcustodian. The Subcustodian shall not be liable for any action taken or omitted to be taken in carrying out the terms and provision of this Agreement if done without willful malfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement.
     The Subcustodian shall not have any responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to the Fund Securities, except upon Instructions from the Custodian, nor for informing the Custodian with respect thereto, unless the Subcustodian has knowledge or is deemed to have knowledge of the aforesaid. The Subcustodian shall be deemed to have knowledge in circumstances where it is acting as tender agent or paying agent for the Fund Securities. The Subcustodian shall not be under a duty to supervise or to provide advice (other than notice) to the Custodian or any of the Funds relative to any purchase, sale, retention or other disposition of any Fund Securities held hereunder. The Subcustodian shall for the benefit of the Custodian and the Funds be required to exercise the same care with respect to the receiving, safekeeping, handling and delivery of Fund Securities than it customarily exercises in respect of its own securities.
     The Subcustodian will indemnify, defend and save harmless the Custodian and the Funds from any loss or liability incurred by the Custodian arising out of or in connection with the Subcustodian's willful malfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement; provided, however, that the Subcustodian shall in no event be liable for any special, indirect or consequential damages.
     The Custodian agrees to be responsible for, and will indemnify, defend and save harmless the Subcustodian (or any nominee in whose name any Fund Securities are registered) for, any loss or liability incurred by the Subcustodian (or such nominee) arising out of or in connection with any action taken by the Subcustodian (or such nominee) in accordance with any Instructions or any other action taken by the Subcustodian (or such nominee) in good faith and without negligence pursuant to this Agreement, including any expenses, taxes or other charges which the Subcustodian (or such nominee) is required to incur or pay in connection therewith.
     6. Resignation. The Subcustodian may resign as such at any time upon not less than five business days' prior written notice to the Custodian. In the event of such resignation or any other termination of this Agreement, the Subcustodian shall deliver all Fund Securities then held by it to the Custodian, or as otherwise directed by the Custodian pursuant to Instructions received by the Subcustodian, at the Custodian's expense; provided, however, that the Subcustodian shall not be required to effect any such delivery outside the Borough of Manhattan.
     7. Miscellaneous. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may be amended only by written agreement executed by the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.
Dated:  September 5, 1991
                               The Bank of New York


                               By:



                               As Custodian for the Funds
                               Listed in Schedule A Attached



                               Chemical Bank


                               By: